UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 14, 2016
___________
DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-35700 (Commission File Number)	45-4502447 (I.R.S. Employer Identification Number)
500 West Texas Suite 1200 Midland, Texas (Address of principal executive offices)		79701 (Zip code)
(432) 221-7400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01. Regulation FD Disclosure.

On December 14, 2016, Diamondback Energy, Inc. (“Diamondback”) issued a press release announcing the pricing of an underwritten public offering of 10,500,000 shares of its common stock (the “Equity Offering”). A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

Notes Offering

On December 15, 2016, Diamondback issued a press release announcing the pricing of an upsized offering of $500 million aggregate principal amount of its 5.375% Senior Notes due 2025 (the “Notes”) to fund, together with the net proceeds from the concurrent Equity Offering and cash on hand, the cash consideration for its previously announced pending acquisition of certain oil and gas assets of Brigham Resources Operating, LLC and Brigham Resources Midstream, LLC. The Notes will be issued at an offering price of 99.168% of par. The Notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes offering is expected to close on December 20, 2016, subject to customary closing conditions. A copy of this press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. This report is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated December 14, 2016 entitled “Diamondback Energy Announces Pricing of Common Stock Offering.”
99.2	Press Release dated December 15, 2016 entitled “Diamondback Energy Prices Upsized $500 Million Offering of 5.375% Senior Notes.”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	December 16, 2016
		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated December 14, 2016 entitled “Diamondback Energy Announces Pricing of Common Stock Offering.”
99.2	Press Release dated December 15, 2016 entitled “Diamondback Energy Prices Upsized $500 Million Offering of 5.375% Senior Notes.”